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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (File Nos. 33-34502 and 811-6102) (the "Registration Statement") of MFS Series Trust VI (the "Trust"), of my opinion dated February 25, 1998, appearing in Post-Effective Amendment No. 12 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 1998.


                                        JAMES R. BORDEWICK, JR.
                                        ---------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
February 24, 2005